Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2018, is made between Varex Imaging Corporation (the “Borrower”), certain of the Borrower’s subsidiaries listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor”, and, collectively, the “Guarantors”), the Lenders listed on the signature pages hereof under the heading “LENDERS”, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 1, 2017 (as amended, modified and supplemented prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Lenders party hereto are willing to do so on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
SECTION 1Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein.
SECTION 2    Amendments to the Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)    The definition of “Asset Disposition” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “, including any sale, transfer, license, lease or other disposition of any Property in connection with any division of a Person into other Persons” immediately after the second parenthetical in the first sentence thereof.
(b)    The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “, including non-cash restructuring charges” immediately after the text “other non-cash charges” in clause (b)(iii) thereof.
(c)    The following new definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Second Amendment Effective Date” means September 28, 2018.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(d)    Article VII is hereby amended by adding the following new Sections 7.24 and 7.25 immediately after Section 7.23 thereof:
SECTION 7.24 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification most recently provided to each Lender, if applicable, is true and correct in all respects.
SECTION 7.25 Plan Assets. As of the Second Amendment Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(e)    Section 8.2 of the Credit Agreement is hereby amended by replacing clause (e) thereof with the following text:
(e) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
(f)    Section 9.2(s) is hereby amended by replacing the text “$5,000,000” therein with the text “$15,000,000”.
(g)    Section 9.4 of the Credit Agreement is hereby amended by (i) adding the text “or divide itself (or suffer any division)” immediately before the text “except” in the introductory clause thereof, (ii) deleting the text “and” in clause (c) thereof, (iii) replacing the text “.” with the text “; and” in clause (d) thereof and (iv) adding the following new clause (e) immediately after clause (d) thereof:
(e) any Subsidiary of the Borrower that is a Delaware limited liability company may divide itself into two or more Delaware limited liability companies; provided that if such Subsidiary is a Subsidiary Guarantor, simultaneously with such transaction, the newly created Delaware limited liability companies shall become Guarantors and the Borrower shall comply with Section 8.14 in connection therewith.
(h)    Section 9.6 of the Credit Agreement is hereby amended by (i) deleting the text “and” in clause (c) thereof, (ii) replacing the text “.” with the text “; and” in clause (d) thereof and (iii) adding the following new clause (e) immediately after clause (d) thereof:
(e) any Subsidiary that is a Delaware limited liability company that divides itself into two or more Delaware limited liability companies pursuant to a transaction permitted by Section

9.4(e) may make distributions of Qualified Equity Interests of such newly created Delaware limited liability companies to such Subsidiary or the Borrower.
(i)    Section 9.15(b) of the Credit Agreement is hereby amended by replacing in its entirety the chart set forth therein with the chart set forth below:

Applicable Period	Maximum Consolidated Senior Secured Leverage Ratio
From the Closing Date to fiscal quarter ended September 30, 2019	4.00 to 1.00
From the fiscal quarter ended December 31, 2019 to the fiscal quarter ended September 30, 2020	3.25 to 1.00
From the fiscal quarter ended December 31, 2020 and thereafter	3.00 to 1.00

(j)    Article XI is hereby amended by adding the following new Section 11.12 immediately after Section 11.11.
SECTION 11.12 ERISA.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:
(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto),
(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c) The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 3    Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the “Second Amendment Effective Date”):
(a)    Executed Counterparts. The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.
(b)    Representations and Warranties. After giving effect to this Amendment:
(i)    the representations and warranties contained in Section 4 hereof shall be true and correct; and
(ii)    no Default or Event of Default shall have occurred and be continuing.
(c)    Fees, Costs and Expenses. Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Lenders party hereto shall have received the fees set forth in the letter dated as of September 21, 2018 among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent shall have received all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) that are due and payable in connection with this Amendment.
(d)    KYC Information.
(i)    Upon the reasonable request of any Lender made prior to the Second Amendment Effective Date, the Borrower shall have provided to such Lender and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.
(ii)    If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.
SECTION 4    Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:

(a)    Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and this Amendment and the Credit Agreement as amended hereby each constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(b)    The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects as of such earlier date).
(c)    The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Credit Party does not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution and delivery of this Amendment, and the performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby.
(d)    No Default or Event of Default has occurred and is continuing (after giving effect to this Amendment).
SECTION 5    Acknowledgement, Agreement and Consent.
(a)    Each Credit Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall not be impaired and the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
(b)    Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

(c)    Each Guarantor hereby acknowledges and agrees that the Secured Obligations guaranteed under the Guaranty Agreement will include all Secured Obligations, as amended by this Amendment.
(d)    Each Credit Party hereby acknowledges and agrees that (i) to the extent any Loan Document purports to grant, assign or pledge to the Administrative Agent or any other Person a security interest or Lien on any Collateral as security for the Secured Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the Secured Obligations secured under the Security Documents will include all Secured Obligations, as amended by this Amendment.
SECTION 6    Miscellaneous.
(a)    Credit Agreement Otherwise Not Affected, Etc. Except as expressly amended pursuant hereto, each Loan Document shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect any Secured Party’s ability to enforce) any Default. On and after the Second Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    No Reliance. Each Credit Party hereby acknowledges and confirms to each Secured Party that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(c)    Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(d)    Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.2 of the Credit Agreement.
(e)    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(f)    Loan Documents. This Amendment shall constitute a Loan Document.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

THE BORROWER

VAREX IMAGING CORPORATION

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	VP, Finance-Treasury & Bus Dev

THE GUARANTORS

VAREX IMAGING WEST HOLDINGS, INC. (formerly known as PerkinElmer Medical Holdings, Inc.)

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Treasurer

VAREX IMAGING WEST, LLC

By:	/s/ Matthew Lowell
Name:	Matthew Lowell
Title:	Treasurer

THE ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Joan Mok-Lau
Name:	Joan Mok-Lau
Title:	Vice President

THE LENDERS

BANK OF AMERICA, N.A., as Swingline Lender, Issuing Lender and Lender

By:	/s/ Sebastian Lurie
Name:	Sebastian Lurie
Title:	SVP

DNB CAPITAL LLC, as Issuing Lender and Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

DNB CAPITAL LLC, as Issuing Lender and Lender

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Senior Vice President, Head of Healthcare

JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender

By:	/s/ Ling Li
Name:	Ling Li
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender and Lender

By:	/s/ Darin Mullis
Name:	Darrin Mullis
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION as Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION as Lender

By:	/s/ Jennifer L. Shafer
Name:	Jennifer L. Shafer
Title:	Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Ellie Robertson
Name:	Ellie Robertson
Title:	Officer

Citibank N.A., as Lender

By:	/s/ Michael Chen
Name:	Michael Chen
Title:	Authorized Signatory

ZB, N.A. dba Zions First National Bank., as Lender

By:	/s/ Jennifer Christopulos
Name:	Jennifer Christopulos
Title:	SVP - Zions First National Bank Division